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                                                                   EXHIBIT 10.3

                             ENGAGEMENT OF SERVICES

May 1,2000

Enterprise CyberSystems Inc.
Park City, Utah
Attention:  Kim Gourley

Dear Sirs:

         Re: Terms of Engagement

This letter confirms our understanding of the terms of your engagement by us.

1. MegaChain.com Ltd. (the "Company") is the owner and holder of certain technology and proprietary intellectual property, including, without limitation, copyrights, patents, trademarks, trade secrets, business plans and know how relating to a Products and services which combine as a system which gives exposure to internet web-sites and advertisements through an automated multi-level system of marketing whereby an agent will receive financial incentives to register as agent and email the client's Webpage to friends and acquaintances (the "System").

2. The System was developed to enable the Company to carry on business as a service bureau for vendors who desire to promote their business through agents utilizing the System through the Company's servers. The vendor's agents would be tracked and serviced by the Company.

3. The Company has modified its objectives and requires that the System be capable of being used and operated by licensees independent of the Company yet on the Company's servers. To this end, the software component of the System (the "software") requires modifications to enable the Company to run multiple databases on the same servers.

4. We wish to retain your services to assess the following aspects of the software:
         Platform
         Methodology
         Interactive Development Environment (IDE)
         Database Architecture
         Technical Architecture
         Quality Management
         Functionality


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5.       In addition to the above we would like you to:

         (a) address the question of cost and time frame for recreating the software; and

         (b) estimate the approximate costs to create the next stage of features referred to in paragraph 3 above.

6.       The estimated cost of your above services is US$25,000.00.

As you are aware, the Company does not have sufficient capital to pay you for your services. As such, we propose to pay you in shares of the Company based on a price of Ten Cents ($.10) per share.

Please indicate your agreement to these terms by completing the acceptance on the accompanying copy of this letter and returning it to us.

Yours very truly,

MegaChain.com Ltd.

/s/ TOM LAVIN

per: Tom Lavin, president



TO:  MegaChain.com, Ltd.,

The terms of engagement in this letter are accepted.

                                             ENTERPRISE CYBERSYSTEMS, INC

            1-24-00                                 /s/ KIM GOURLEY
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Date:                                        Kim Gourley- president